United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 15, 2012

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective August 15, 2012, Oak Ridge Micro-Energy, Inc. (the “Company,” “we,” “our,” “us” and words of similar import) accepted a Letter of Intent (the “LOI”) from Carbon Strategic Pte Ltd., a corporation organized under the laws of Singapore (“Carbon Strategic”), whereby the parties agreed to the general terms upon which their respective Boards of Directors would enter into a Share Purchase Agreement (the “SPA”) under which we would acquire all of the issued and outstanding classes of any securities of Carbon Strategic in consideration of the issuance of shares of our $0.001 par value common stock that will be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission (the “SEC”).  The SPA is subject to the approval of all stockholders of Carbon Strategic, who would be the  “Sellers” of the outstanding securities of Carbon Strategic under the SPA.  The LOI provides various conditions precedent to the closing of the SPA, and there is no assurance that the SPA will be completed.

Carbon Strategic Pte Ltd is a Singapore company that is active in the Natural Capital Sector. Carbon Strategic specializes in designing and developing project models for sustainable forest development and forest conservation through biodiversity, REDD (“Reduced Emissions from Deforestation and Degradation”) carbon mechanisms, sustainable forestry practices, carbon origination for renewable energy projects and strategic solutions for sustainable practice in industry.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	August 15, 2012	By:	/s/ Mark Meriwether
Mark Meriwether
President, Secretary and Director

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